Filed Pursuant to Rule 424(b)(5)
Registration No. 333-200964

PROSPECTUS SUPPLEMENT

(to the Prospectus Dated February 6, 2015)

Rock Creek Pharmaceuticals, Inc.

1,644,500 Shares of Common Stock

Warrant to Purchase up to 1,233,375 Shares of Common Stock

We are offering 1,644,500 shares of our common stock and warrants to purchase up to 1,233,375 shares of our common stock (and the shares of our common stock issuable from time to time upon exercise of the warrants). The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.75 shares of common stock at an exercise price of $2.83 per share of common stock. Each unit will be sold at a negotiated price of $2.25 per unit. The shares of common stock and warrants will be issued separately but can only be purchased together in this offering. The warrants will be exercisable six months following the date of issuance and will expire on the fifth anniversary of the initial date that the warrants become exercisable.

Shares of our common stock trade on The NASDAQ Capital Market under the symbol “RCPI.” The last reported sale price on June 15, 2015 was $2.76 per share. There is no established public trading market for the warrants and we do not expect a market to develop. We do not intend to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

We are selling the common stock and warrants offered hereby directly to investors.  We have retained Maxim Group LLC (the “Placement Agent”) to act as placement agent in connection with this offering to use its “reasonable best efforts” to solicit offers to purchase our common stock and warrants and we have agreed to pay the Placement Agent a fee of 7% of the aggregate gross proceeds in this offering.  The Placement Agent is not purchasing or selling any of our common stock or warrants pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of our shares and warrants.  See “Plan of Distribution” beginning on page S-20 of this prospectus supplement for more information regarding these arrangements.

The aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 is $30,042,819, which was calculated based on 8,462,766 shares of our common stock outstanding held by non-affiliates as of May 31, 2015 and a price of $3.55 per share, the closing price of our common stock on June 9, 2015. As a result, we are currently eligible to offer and sell up to an aggregate of $10,004,259 of shares of our common stock pursuant to General Instruction I.B.6 of Form S-3.  As of the date hereof, we have offered and sold common stock with an aggregate market value of $914,472 since February 6, 2015, the date we first became subject to the limits in General Instruction I.B.6 of Form S-3.  On February 6, 2015,  we filed a Prospectus Supplement to register the offer and sale of our common stock from time to time pursuant to the terms of an At-the-Market Issuance Sales Agreement (the “Sales Agreement”) we entered into with MLV & Co. LLC, acting as the sales agent.  Based on our sales of common stock since February 6, 2015 and the limitations of General Instruction I.B.6 of Form S-3, we are only eligible to sell up to $1,899,210 of additional shares of common stock under the Sales Agreement as of the date of hereof and have amended and supplemented such Prospectus Supplement in accordance therewith.  Further, as part of the offering, we agreed with the Placement Agent not to make any offers or sales under the Sales Agreement prior to September 15, 2015.

Investment in our common stock involves risks. See “Risk Factors” on page S-4 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors which should be considered before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Maximum Offering Amount
Offering Price	$2.25	$3,700,125.00
Placement agent’s fees	$0.16	$259,008.75
Proceeds to us (Before Expenses)(1)	$2.09	$3,441,116.25

(1)	The proceeds to us do not give effect to any exercise of the warrants being issued in this offering.

We estimate the total expenses of this offering, excluding the placement agent fees, will be approximately $199,000.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about June 19, 2015.

Placement Agent

Maxim Group LLC

The date of this prospectus supplement is June 16, 2015.

S-i

about this prospectus SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the shares and warrants being offered by us, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering of shares and warrants. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus, and any free writing prospectus filed by us with the SEC. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the section entitled “Where You Can Find More Information.”

Unless the context otherwise requires, in this prospectus supplement and the accompanying prospectus, “our company,” “the Company,” “we,” “us,” and “our” refer to Rock Creek Pharmaceuticals, Inc. (f/k/a Star Scientific, Inc.) and its consolidated subsidiaries, Star Tobacco, Inc. and RCP Development, Inc. (f/k/a Rock Creek Pharmaceuticals, Inc.).

“Forward-Looking” Information

 The information included or incorporation by reference into the prospectus and this prospectus supplement contains statements that the company believes to be “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that is not a statement of historical fact, including, without limitation, statements regarding the company’s business strategy and plans and objectives of management for future operations or that may predict, forecast, indicate or imply future results, performance or achievements. The words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or the negative of such words or words or expressions of similar meaning are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, and all such forward-looking statements involve risks and uncertainties, many of which are beyond the company’s ability to control. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various factors. These risks, uncertainties, factors and contingencies include, without limitation, the challenges inherent in new product development initiatives, including the continued development and market acceptance of our nutraceutical products, the effect of any competitive products, our ability to license and protect our intellectual property, our ability to raise additional capital in the future that is necessary to maintain our business, changes in government policy and/or regulation, potential litigation by or against us, any governmental review of our products or practices, the outcome of ongoing investigations, and related items discussed herein and in the documents incorporated by reference herein.

S-ii

Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. See an additional discussion under “Risk Factors” beginning on page S-4 of this prospectus, and other factors detailed from time to time in our other filings with the SEC. These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our common stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus as well as the documents incorporated herein by reference, which are described under “Where you can Find More Information.”

Our Business

Overview

We are a pharmaceutical development company focused on the discovery, development, and commercialization of therapies for chronic inflammatory disease, neurologic disorders, and behavioral health utilizing our proprietary compounds. Our development activities are currently focused on our lead compound, anatabine citrate, which we believe based on our accumulated data demonstrates anti-inflammatory properties. Prior to September 2014, we marketed and sold an anatabine-based dietary supplement under the name Anatabloc®, together with other anatabine-based products, but we discontinued the marketing and sale of such products in September 2014 and have narrowed the focus of our company to pharmaceutical development activities centered primarily on anatabine citrate as a lead drug candidate. Our strategy is to leverage the underlying science and clinical data accumulated by us (partly from our prior anatabine-based products) to advance our pharmaceutical development program. In February 2015, we commenced a Phase I clinical trial in the United Kingdom to determine the pharmacokinetic profiles of selected modified release formulation prototypes of anatabine citrate and to evaluate safety and tolerability in health subjects. We intend to complete Phase I studies in the UK and pursue Phase II studies under either a US Investigational New Drug application (“IND”) or European Clinical Trial Application (“CTA”) or both.

Anatabine citrate is a small molecule, cholinergic agonist which exhibits anti-inflammatory pharmacological characteristics, with a mechanism of action distinct from other anti-inflammatory drugs available, such as biologics, steroids and non-steroidal anti-inflammatories. In pre-clinical testing, we believe that anatabine demonstrates anti-inflammatory activity in a variety of in vitro and in vivo assays. We have sponsored extensive pre-clinical studies resulting in peer reviewed and published scientific journal articles, covering models of Multiple Sclerosis, Alzheimer's Disease, and Auto-Immune Thyroiditis. Individually and collectively, we believe that these studies demonstrated the anti-inflammatory effects of anatabine.  In addition, anatabine demonstrates very good bio-availability and the ability to cross the blood brain barrier. Anatabine citrate was generally well tolerated in the human population when it was sold as a dietary supplement.

Our History and the Corporate Transition

Prior to the corporate transition in December 2013, our business strategy focused on selling anatabine-based nutraceutical dietary supplements that we believe provided anti-inflammatory support and decreased the urge to smoke.  We also sold an associated line of cosmetic products, pursued research and development of related dietary supplements and pharmaceutical products, and to a much lesser degree sought to license our low-TSNA curing technology and related products.

In late 2013, our senior management and Board of Directors undertook certain significant corporate changes in order to position the company to develop U.S. Federal Food and Drug Administration (FDA) approved products that would present greater long-term revenue prospects. In December, 2013, our stockholders approved various matters necessary to effect the corporate transition.  As part of the corporate transition, Michael J. Mullan, MBBS (MD), PhD was appointed our Chief Executive Officer and Chairman of our Board of Directors, and Christopher C. Chapman, MD was appointed our President.  In addition to these significant management changes, our shareholders elected a new Board of Directors consisting of five new directors (including Dr. Mullan) and one existing director (Dr. Chapman).

S-1

Our company’s corporate transition continued during 2014, during which we consolidated our company’s offices to a single location in Sarasota, Florida, substantially reduced our employee headcount, and changed the name of the company from Star Scientific, Inc. to Rock Creek Pharmaceuticals, Inc. In September 2014, we completed the transition by discontinuing the company’s historical business of marketing and selling anatabine-based nutritional supplements and other products.

Our Strategy

Our objective is to develop, obtain approval for, and commercialize pharmaceutical products utilizing our anatabine-based compounds and related compounds.  Our strategy for achieving this objective is to complete our Phase I clinical trial in the United Kingdom and to thereafter commence Phase II clinical trials under an IND to be completed in the United States or under a European CTA (or both).  In connection with this strategy, we intend to leverage our substantial accumulated data from our prior business of developing, marketing, and selling anatabine-based dietary supplements, cosmetics, and smoking-cessation products.

Corporate Information

Our principal executive offices are located at 2040 Whitfield Avenue, Suite 300, Sarasota, Florida 34243, and our telephone number is (844) 727-0727. Our new website is www.rockcreekpharma.com. The information contained on our website is not incorporated by reference into the prospectus or this prospectus supplement, and you should not consider it part of the prospectus or this prospectus supplement.

S-2

the Offering

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Common Stock Offered by Us in this Offering	1,644,500 shares.

Warrants Offered by Us in this Offering	Warrants to purchase up to1,233,375 shares of common stock. Each warrant will have an exercise price of $2.83 per share, will be exercisable six months following the date of issuance and will expire five years from the initial date that the warrants become exercisable. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Common Stock to be Outstanding Immediately After This Offering	10,126,858 shares.

Use of proceeds	Use the net proceeds of this offering to fund clinical development activities and for working capital and general corporate purposes. See “Use of Proceeds” on page S-16 of this prospectus supplement for additional information.

Nasdaq Capital Market Symbol	“RCPI”

Risk Factors	Investing in our common stock involves risks. See “Risk Factors” on page S-4 of this prospectus supplement and the other information included or incorporated by reference in this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Except as otherwise indicated, all information in this prospectus supplement is based on 8,482,358 shares of common stock outstanding as of May 31, 2015, and excludes, the shares of common stock issuable upon exercise of the warrants being offered by us in this offering and also excludes the following:

•	1,019,000 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $52.93 per share; and

•	1,189,671 shares of our common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $29.20 per share.

S-3

Risk Factors

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. Based on the information currently known to us, we believe the following information identifies the most significant risk factors affecting our company.  However, the risks and uncertainties our company faces are not limited to those described below. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock and warrants.

Risks Related to our Financial Condition

We expect to have no product revenue in the foreseeable future.

From product introduction to its exit from the market in August 2014, almost all of our revenue was derived from sales of our Anatabloc® dietary supplement.  On August 26, 2014, the Company received a response to our NDIN from the FDA. The response indicated that the FDA considers anatabine, a principal ingredient in these products, to be a drug, because anatabine was intended to provide anti-inflammatory support, and was previously authorized for investigation as a new drug, and because anatabine is not a “dietary ingredient” within the meaning of the Federal Food, Drug, & Cosmetic Act. Based on the FDA position, the Company permanently exited the dietary supplement business for anatabine in the United States (“U.S.”). Although we will continue to seek opportunities to license the product for overseas markets, we have substantially completed a transition to pharmaceutical products development.  We anticipate that our future revenue, although none is expected for several years, will be highly dependent on the successful development and commercialization of one or more new pharmaceutical products.  We currently do not have any pharmaceutical product candidates in the advance development stage, and there can be no assurance that we will ever develop a product candidate that will generate revenue.  Even if we successfully develop one or more product candidates, until, and unless, we receive approval from the FDA and/or equivalent foreign regulatory bodies, we will not be permitted to sell, and will not generate any revenue from, such drugs.

We are not currently profitable and might never become profitable.

We have a history of losses and expect to incur substantial losses for the foreseeable future, and we might never achieve or maintain profitability.  Our future prospects will be dependent on the successful development and commercialization of one or more new pharmaceutical products.  We do not currently have any pharmaceutical products in the advance development stage or on the market, and because it takes years to develop, test and obtain regulatory approval for pharmaceutical products before they can be sold, we likely will continue to incur substantial losses for the foreseeable future.  Our net losses were approximately $(22.9) million for the year ended December 31, 2012, $(32.8) million for the year ended December 31, 2013 and $(38.5) million for the year ended December 31, 2014. Our accumulated deficit as of March 31, 2015 was approximately $(303.3) million. Actual losses will depend on a number of considerations, including:

•	the pace and success of drug development activities;

•	possible out-licensing of any product candidates we develop;

•	obtaining regulatory approvals for any product candidates we develop;

•	the pace of development of new intellectual property for any product candidates we develop;

•	implementing additional internal systems and infrastructure;

•	our ability to market and sell our existing products overseas; and

•	changes in existing staffing levels.

S-4

To become and remain profitable, we must succeed in developing and commercializing drugs with significant market potential. This will require us to be successful in a range of challenging activities, including the development of product candidates, successful completion of preclinical testing and clinical trials of our product candidates, obtaining regulatory approval for these product candidates and manufacturing, marketing and selling those products for which we may obtain regulatory approval. We are only in the preliminary stages of these activities. We may never succeed in these activities and may never generate revenues that are large enough to achieve profitability. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become or remain profitable could depress the market price of our common stock and could impair our ability to raise capital, expand our business, diversify our product offerings or continue our operations.

We may not be able to secure financing necessary to operate and grow our business.

The recurring losses generated by our operations continue to impose significant demands on our liquidity. Over the last several years our liquidity demands have been met principally by private placements of our common stock and from the exercise of related warrants and stock options.  In 2014, we raised an aggregate of $13.8 million from such sources. During the first three months of 2015, we raised an aggregate of $.7 million in a private placement and $0.7 million from the sale of shares under an At Market Issuance Sales Agreement with MLV & Co., LLC.

.

As of May 1, 2015, we believed that our current cash resources (excluding sales made under the sales agreement with MLV after May 1, 2015, if any, and excluding the proceeds from this offering), were sufficient to support our operations only through approximately June 2015. Even after this offering, we will need to seek additional funding to support our operations, whether through debt financing, additional equity offerings, through strategic transactions (such as licensing or borrowing against intellectual property) or otherwise. We are currently exploring a variety of potential financing options, including additional private placements and financing transactions that would leverage our intellectual property. There can be no assurance that we will be successful in obtaining such additional funding on commercially favorable terms, if at all. If we do not raise sufficient funding, we may be forced to curtail our clinical trials and product development activities. Furthermore, if we are unable to raise additional capital (including through the exercise of outstanding warrants or through private placements of our securities, each of which has been a primary source of our financing in the past), our operations will be materially adversely affected, our scope of operations may need to be materially reduced, and our clinical trials may need to be delayed. Any equity financing will be dilutive to our existing stockholders.

We are a party to various legal proceedings that have resulted in, and are expected to continue to result in, significant expenses to our company.

We are a party to various legal proceedings, including a securities class action, stockholder derivative action, consumer class action, and investor lawsuit. We have incurred and expect to continue to incur substantial expenses (and related cash demands) in connection with these legal proceedings, and such expenses and cash demands may be material to our ability to pursue our development programs and fund our operations. While we expect that much of the cost related to the ongoing securities class action and derivative lawsuits (for which settlements are pending) will be covered by insurance, we cannot provide any assurances with respect to the outcome of those actions and/or that their associated costs (including indemnification obligations to former and existing officers and directors) will not materially exceed the limits of our insurance policies. With respect to pending legal actions other than the securities class action and stockholder derivative action, we anticipate that a material portion of the costs and expenses, as well as ultimate liabilities (if applicable), relating to those actions will not be covered by insurance. In view of the foregoing, the costs, expenses, and risk associated with the pending legal actions, together with our limited capital resources as described above, may have a material adverse effect on our business and development program by diverting resources that would otherwise be available for operations and development activities.

S-5

On May 20, 2015, we entered into a Memorandum of Understanding Regarding Settlement (the “MOU”) with Jonnie R. Williams, our former Chief Executive Officer and a director, providing for the manner in which indemnification payments will be made by us to law firms previously engaged by Mr. Williams. The MOU was entered into in furtherance of the settlement of our securities class action litigation, which settlement was preliminarily approved on March 2, 2015, and will be presented to the Court at a final approval hearing anticipated to be held on June 22, 2015. In general, the MOU addresses the manner in which we will satisfy Mr. Williams’ indemnification rights for reimbursement of his legal expenses. The MOU stipulates that we will pay to two law firms engaged by Mr. Williams approximately $2.04 million, in the aggregate, over a two-year period, as follows: $300,000 was paid on May 29, 2015, with subsequent payments of $60,000 per month to commence on the later of August 1, 2015 or ten days after we obtain additional financing (subject to certain discounts for early payments of the balance due). If we fail to obtain additional financing by August, 15, 2015, the parties have agreed to return to United States Magistrate Judge David J. Novak to enforce or restructure the payments under the MOU. If we do not complete additional financings to increase our working capital, we may not have insufficient funds to make all required payments pursuant to the MOU.

Risks Related to our Pharmaceutical Business

Our clinical trials in the United Kingdom may not be successful.

We filed a CTA in the United Kingdom in December 2014. On January 30, 2015, we announced that the United Kingdom’s Medicine s Healthcare Products Regulatory Agency, or MHRA, approved the CTA to conduct phase I trials of several of Anatabine Citrate based drugs. These clinical trials are primarily designed to test the safety and tolerability of each Anatabine Citrate drug in healthy volunteers. We commenced these clinical trials in February 2015. There is no assurance that our initial clinical trials in the United Kingdom will be successful. Our failure to demonstrate to the satisfaction of the MHRA that our product candidate is safe may preclude our ability, either in the United Kingdom or elsewhere, to proceed with additional clinical trials to demonstrate the efficacy of our drug candidates. There is no assurance that our drug candidates will ultimately be approved by the MHRA.

In order to commercialize a therapeutic drug successfully, a product candidate must receive regulatory approval after the successful completion of clinical trials, which are long, complex and costly, have a high risk of failure and can be delayed, suspended or terminated at any time.

Our product candidates are subject to extensive government regulations related to development, clinical trials, manufacturing and commercialization. The process of obtaining FDA, MHRA, and other regulatory approvals is costly, time-consuming, uncertain and subject to unanticipated delays. To receive regulatory approval for the commercial sale of any of our product candidates, we must conduct, at our own expense, adequate and well-controlled clinical trials in human patients to demonstrate the efficacy and safety of the product candidate. To date, we have obtained regulatory authorization to conduct Phase I clinical trials for several anatabine citrate-based drugs in the United Kingdom.

It may take years to complete the clinical development necessary to commercialize a drug, and delays or failure can occur at any stage, which may result in our inability to market and sell any products derived from any of our product candidates that are ultimately approved by the FDA, MHRA, or foreign regulatory authorities. Our clinical trials, whether in the United Kingdom or elsewhere, may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical and/or non-clinical testing. Of the large number of drugs in development, only a small percentage result in the submission of an NDA to the FDA (or the equivalent in foreign jurisdictions), and even fewer are approved for commercialization. Interim results of clinical trials do not necessarily predict final results, and success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials even after promising results in earlier clinical trials. In addition, a clinical trial may be delayed, suspended or terminated by us or regulatory authorities due to a number of factors. Changes in regulatory requirements and guidance may occur or new information regarding the product candidate or the target indication may emerge, and we may need to perform additional, unanticipated non-clinical or clinical testing of our product candidates or amend clinical trial protocols to reflect these changes. Any additional unanticipated testing would add costs and could delay or result in the denial of regulatory approval for a product candidate. Amendments may require us to resubmit our clinical trial protocols to institutional review boards for reexamination, which may impact the costs, timing or successful completion of a clinical trial.

S-6

There can be no assurance that an IND filed with the FDA in the U.S. will result in the actual initiation of clinical trials in the U.S. or that our products will ultimately be approved or achieve or maintain expected levels of market acceptance in the U.S..

In late 2013, we announced our intention to shift our focus to pharmaceutical products, given our belief in the potential for greater revenue growth through pharmaceutical product sales.  However, we do not currently have any pharmaceutical products in the advance development stage, and we will be required to file an IND application related to any new pharmaceutical products we intend to introduce.  While we filed an IND application in the second quarter 2014, the filing was put on clinical hold until certain conditions were met. We believe have completed the additional requirements, however, in the meantime we have filed a CTA in the United Kingdom and have been granted approval to enter clinical trials in the United Kingdom. Our funding is limited at this time and do not have the funds to conduct simultaneous clinical trials, however, we do intend to respond to the clinical hold aspects of the in 2015.

Even if we are able to obtain and maintain regulatory approvals for our new pharmaceutical products, generic or branded, the success of these products is dependent upon achieving and maintaining market acceptance. Commercializing products is time consuming, expensive and unpredictable. There can be no assurance that we will be able to, either by ourselves or in collaboration with partners or through licensees, successfully commercialize new products or gain market acceptance for such products. New product candidates that appear promising in development may fail to be approved or to reach the market or may have only limited or no commercial success.

Further, the discovery of significant problems with a product similar to one of our products that implicate (or are perceived to implicate) an entire class of products could have an adverse effect on the regulatory status of the products or sales of the affected products. Accordingly, new data about our products (particularly as related to the anatabine compound), or products similar to our products, could negatively impact FDA approval or demand for our products due to real or perceived side effects or uncertainty regarding efficacy and, in some cases, could result in product withdrawal.

Any drug products that we bring to the market may not gain market acceptance by physicians, patients, third party payers, and others in the medical community. If these products do not achieve an adequate level of acceptance, we may not generate significant product revenue and we may not become profitable. The degree of market acceptance of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

•	the prevalence and severity of any side effects, including any limitations or warnings contained in a product’s approved labeling;

•	the efficacy and potential advantages over alternative treatments;

•	the pricing of our product candidates;

•	relative convenience and ease of administration;

•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

•	the strength of marketing and distribution support and timing of market introduction of competitive products;

•	publicity concerning our products or competing products and treatments; and

•	sufficient third party insurance coverage or reimbursement.

Even if a potential product displays a favorable efficacy and safety profile in preclinical and clinical trials, market acceptance of the product will not be known until after it is launched. Our efforts to educate patients, the medical community, and third party payers on the benefits of our product candidates may require significant resources and may never be successful. Such efforts to educate the marketplace may require more resources than are required by the conventional technologies marketed by our competitors.

S-7

The drug development business is very capital intensive, and our research and development efforts may be curtailed by our lack of available research funds.

The drug development business is very capital intensive, particularly for early stage companies that do not have significant off-setting revenues.  Even if we are successful in gaining regulatory approval for all our preferred clinical studies, our product development initiatives will be substantially dependent on our ability to continue our research initiatives and to obtain the funding necessary to support these initiatives.  Our inability to continue these initiatives and initiate new research and development efforts could result in a failure to develop new products or to improve upon existing products, which could have a material and adverse impact on our sales, operating income and cash flows.

If we are not successful in managing preclinical development activities and clinical trials we might not be able to commercialize our products.

We have not obtained regulatory approval or commercialized any drug product candidates.  Our limited experience might prevent us from successfully designing or implementing any clinical trials. If we are not successful in conducting and managing our pre-clinical development activities or clinical trials or obtaining regulatory approvals, we might not be able to commercialize our developmental product candidates, or might be significantly delayed in doing so, which may materially harm our business.

Our drug development program will depend upon third-party researchers who are outside our control.

We will depend upon independent clinical research organizations, investigators and other collaborators, such as universities and medical institutions, to conduct our preclinical and clinical trials under agreements with us. These collaborators will not be our employees and, if so, we will not be able to control the amount or timing of resources that they devote to our programs. They might not assign as great a priority to our programs or pursue them as diligently as we would if we were undertaking such programs ourselves. If outside collaborators fail to devote sufficient time and resources to our drug development programs, if their performance is substandard or if the FDA or other regulatory body determines there are issues upon review of the study data, the approval of our regulatory applications, if any, and our introduction of new drugs, if any, will be delayed. If we cannot successfully enter into new agreements with outside collaborators on acceptable terms, or if we encounter disputes over or cannot renew or, if necessary, amend existing agreements, the development of our drug candidates could be delayed. These collaborators might also have relationships with other commercial entities, some of which might compete with us. If our collaborators assist our competitors at our expense, our competitive position may be harmed.

See also “Regulatory Risks” below for additional risks related to our pharmaceutical business.

Regulatory Risks

If we are not able to obtain and maintain required regulatory approvals for any new pharmaceutical candidates we develop, we will not be able to commercialize such product candidates, and our ability to generate revenue will be materially impaired.

Any pharmaceutical business and any pharmaceutical product candidates we develop are subject to extensive regulation by the FDA and other regulatory agencies in the United States and by comparable authorities in other countries, including the MHRA.  Failure to adhere to regulations set out by these bodies for one or more of our commercial products could prevent us from commercializing the product candidate in the jurisdiction of the regulatory authority. We have only limited experience in meeting the regulatory requirements incumbent on the sale of drugs in the United States and elsewhere. If we fail to adequately adhere to the regulations on drug sales, we may be unable to sell our products, which could have a material effect on our ability to generate revenue.

S-8

Any product candidates and the activities associated with their development and commercialization, including testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by comparable authorities in other countries, including the MHRA. Failure to obtain regulatory approval for a product candidate will prevent us from commercializing the product candidate in the jurisdiction of the regulatory authority. We have not obtained regulatory approval to market any product candidate in any jurisdiction.

Securing FDA approval requires the submission of extensive preclinical and clinical data and supporting information to the FDA for each therapeutic indication to establish a product candidate’s safety and efficacy. Securing FDA approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the FDA. Similar requirements apply in the United Kingdom, where we are conducting our Phase 1 trials, and other jurisdictions. Our future products may not be effective, may be only moderately effective or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining regulatory approval or prevent or limit commercial use.

Our product candidates may fail to obtain regulatory approval for many reasons, including:

•	our failure to demonstrate to the satisfaction of the FDA or comparable regulatory authorities that a product candidate is safe and effective for a particular indication;

•	the results of clinical trials may not meet the level of statistical significance required by the FDA or comparable regulatory authorities for approval;

•	our inability to demonstrate that a product candidate’s benefits outweigh its risks;

•	our inability to demonstrate that a product candidate presents an advantage over existing therapies;

•	the FDA’s or comparable regulatory authorities’ disagreement with the manner in which we interpret the data from preclinical studies or clinical trials;

•	the FDA’s or comparable regulatory authorities’ failure to approve the manufacturing processes, quality procedures or manufacturing facilities of third party manufacturers with which we contract for clinical or commercial supplies; and

•	a change in the approval policies or regulations of the FDA or comparable regulatory authorities or a change in the laws governing the approval process.

The process of obtaining regulatory approvals is expensive, often takes many years, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved. Changes in regulatory approval policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted product application may cause delays in the approval or rejection of an application. The FDA and non-United States regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data is insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent regulatory approval of a product candidate. Any regulatory approval we ultimately obtain may be limited or subject to restrictions or post approval commitments that render the approved product not commercially viable. Any FDA or other regulatory approval of our product candidates, once obtained, may be withdrawn, including for failure to comply with regulatory requirements or if clinical or manufacturing problems follow initial marketing.

S-9

We will need to obtain FDA approval of any proposed product brand names for sale in the U.S., and any failure or delay associated with such approval may adversely impact our business.

A pharmaceutical product cannot be marketed in the U.S. or other countries until we have completed rigorous and extensive regulatory review processes, including approval of a brand name. Any brand names we intend to use for our product candidates in the U.S. will require approval from the FDA regardless of whether we have secured a formal trademark registration from the U.S. Patent and Trademark Office. The FDA typically conducts a review of proposed product brand names, including an evaluation of potential for confusion with other product names. The FDA may also object to a product brand name if it believes the name inappropriately implies medical claims. If the FDA objects to any of our proposed product brand names, we may be required to adopt an alternative brand name for our product candidates. If we adopt an alternative brand name, we would lose the benefit of our existing trademark applications for such product candidate and may be required to expend significant additional resources in an effort to identify a suitable product brand name that would qualify under applicable trademark laws, not infringe the existing rights of third parties and be acceptable to the FDA. We may be unable to build a successful brand identity for a new trademark in a timely manner or at all, which would limit our ability to commercialize our product candidates.

If we are successful in obtaining approval for any drug candidates, we will be subject to various laws and regulations, including "fraud and abuse" laws and anti-bribery laws, and a failure to comply with such laws and regulations or prevail in any litigation related to noncompliance could have a material adverse impact on our business, financial condition and results of operations and could cause the market value of our common stock to decline.

Pharmaceutical companies have faced lawsuits and investigations pertaining to violations of health care “fraud and abuse” laws, such as the federal False Claims Act, the federal Anti-Kickback Statute, the U.S. Foreign Corrupt Practices Act or FCPA, and other state and federal laws and regulations. We also face increasingly strict data privacy and security laws in the U.S. and in other countries, the violation of which could result in fines and other sanctions. The United States Department of Health and Human Services Office of Inspector General recommends and, increasingly states, requires pharmaceutical companies to have comprehensive compliance programs and to disclose certain payments made to healthcare providers or funds spent on marketing and promotion of drug products. If we are in violation of any of these requirements or any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines, exclusion from federal healthcare programs or other sanctions.

The FCPA and similar worldwide anti-bribery laws generally prohibit companies and their intermediaries from making improper payments to officials for the purpose of obtaining or retaining business. Our policies mandate compliance with these anti-bribery laws. We cannot assure you that our internal control policies and procedures will protect us from reckless or criminal acts committed by our employees or agents. Violations of these laws, or allegations of such violations, could disrupt our business and result in criminal or civil penalties or remedial measures, any of which could have a material adverse effect on our business, financial condition and results of operations and could cause the market value of our common stock to decline.

Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval or commercialization.

Undesirable side effects caused by any future pharmaceutical product candidates could interrupt, delay or halt clinical trials and could result in the denial of regulatory approval by the FDA or other regulatory authorities for any or all targeted indications, and in turn prevent us from commercializing such product candidates and generating revenues from their sale.

In addition, if any product candidates receive marketing approval and we or others later identify undesirable side effects caused by the product:

•	regulatory authorities may require the addition of restrictive labeling statements;

•	regulatory authorities may withdraw their approval of the product; and

•	we may be required to change the way the product is administered or conduct additional clinical trials.

Any of these events could prevent us from achieving or maintaining market acceptance of the affected product or could substantially increase the costs and expenses of commercializing the product candidate, which in turn could delay or prevent us from generating significant revenues from its sale or adversely affect our reputation.

S-10

Any product for which we obtain marketing approval could be subject to restrictions or withdrawal from the market and we may be subject to penalties if we fail to comply with regulatory requirements or if we experience unanticipated problems with our products, when and if any of them are approved.

Any product for which we obtain marketing approval, along with the manufacturing processes, post approval clinical data, labeling, advertising and promotional activities for such product, will be subject to continual requirements of and review by the FDA and comparable regulatory authorities, including European and other foreign regulatory bodies. These requirements include submissions of safety and other post marketing information and reports, registration requirements, cGMP requirements relating to quality control, quality assurance and corresponding maintenance of records and documents, requirements regarding the distribution of samples to physicians and recordkeeping. Even if we obtain regulatory approval of a product, the approval may be subject to limitations on the indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for costly post marketing testing and surveillance to monitor the safety or efficacy of the product. We also may be subject to state laws and registration requirements covering the distribution of our products. Later discovery of previously unknown problems with our products, manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in actions such as:

•	restrictions on such products, manufacturers or manufacturing processes;

•	warning letters;

•	withdrawal of the products from the market;

•	refusal to approve pending applications or supplements to approved applications that we submit;

•	voluntary or mandatory recall

•	fines;

•	suspension or withdrawal of regulatory approvals or refusal to approve pending applications or supplements to approved applications that we submit;

•	refusal to permit the import or export of our products;

•	product seizure or detentions;

•	injunctions or the imposition of civil or criminal penalties; and

•	adverse publicity.

If we, or our suppliers, third party contractors, clinical investigators or collaborators are slow to adapt, or are unable to adapt, to changes in existing regulatory requirements or adoption of new regulatory requirements or policies, we or our collaborators may lose marketing approval for our products when and if any of them are approved, resulting in decreased revenue from milestones, product sales or royalties.

Other Business Risks

We may lose our key personnel or fail to attract and retain additional personnel.

Our future operations depend in large part on the efforts of our Chairman and Chief Executive Officer, Michael J. Mullan, MBBS (MD), PhD and our President, Christopher C. Chapman, MD.  The loss of these officers could have a serious negative impact on our business and operating results.

S-11

Our future success also depends in large part on our ability to attract and retain, on a continuing basis, consulting services from highly qualified scientific, technical, management, financial and marketing personnel.  Competition for such personnel is intense and there can be no assurance that we will be able to attract and retain the personnel necessary for the development and operation of our business or that given the operating losses we have suffered over the past eleven years we will have the financial ability to do so.  The loss of the services of key personnel or the termination of relationships with independent scientific and medical investigators could have a material and adverse effect on our business.

We have experienced a significant change in the composition of our Board of Directors and senior management.

On December 27, 2013, Dr. Mullan became our Chief Executive Officer and Dr. Chapman became our President.  In addition, on such date, our shareholders elected five new directors to our Board of Directors and three of our directors subsequently left office and two new directors have been added since then.  On January 31, 2015, Park A. Dodd, III our Chief Financial Officer, retired. At the same time Benjamin M. Dent, an outside director and Chairman of the Audit Committee, resigned his board position to become our Chief Financial Officer and Vice President of Operations. On June 9, 2015, Dr. Chapman resigned as our President and a director and Dr. Mullan, our Chairman and Chief Executive Officer, assumed the role of President. The failure of our directors or any new members of management to perform effectively could have a significant negative impact on our business, financial condition and results of operations.  In addition, the transition to a pharmaceutical development company may take management a significant amount of time to fully implement.  If our company’s new pharmaceutical development strategy is unsuccessful or if we are unable to execute it successfully, there will likely be a significant negative impact on our business, financial condition, and results of operations.

If we are unable to protect our intellectual property rights, our competitive position could be harmed and we could be required to incur significant expenses to enforce our rights.

Our future success will depend in part on obtaining patent and other intellectual property protection for the technology related to our products and product candidates, and on successfully defending our patents and other intellectual property against third-party challenges. In particular, this will include obtaining patent protection for the technology relating to the manufacture and uses of anatabine in our pharmaceutical product candidates.

We do not know whether we will obtain the patent protection we seek through our existing patents, patent applications that are pending or patent applications that we file in the future, or that the protection we do obtain will be found valid and enforceable, if challenged. If we fail to obtain adequate protection of our intellectual property, or if any protection we obtain is reduced or eliminated, others could use our intellectual property without compensating us, resulting in harm to our business. We may also determine that it is in our best interests to voluntarily challenge a third party’s products or patents in litigation or administrative proceedings, including patent interferences or reexaminations. In the event that we seek to enforce any of our owned or exclusively licensed patents against an infringing party, it is likely that the party defending the claim will seek to invalidate the patents we assert. If successful this could result in the loss of the entire patent or the relevant portion of our patent, which would not be limited to any particular party. Any litigation to enforce or defend our patent rights, even if we were to prevail, could be costly and time-consuming and could divert the attention of our management and key personnel from our business operations. Our competitors may independently develop similar or alternative technologies or products without infringing any of our patents or other intellectual property rights, or may design around our proprietary technologies.

United States patents and patent applications may also be subject to interference proceedings and United States patents may be subject to reexamination proceedings and other post-grant challenges in the PTO. Foreign patents may be subject to opposition or comparable proceedings in the corresponding foreign patent offices’, and those proceedings could result in either loss of the patent or denial of the patent application, or loss or reduction in the scope of one or more of the claims of the patent or patent application. In addition, such interference, reexamination and opposition proceedings may be costly.  Thus, any patents that we own or license from others may provide limited or no protection against competitors. Our pending patent applications, those we may file in the future, or those we may license from third parties, may not result in patents being issued.  If issued, they may not provide us with proprietary protection or competitive advantages against competitors with similar technology.

S-12

We may also rely on unpatented trade secrets and know-how to maintain our competitive position, which we seek to protect, in part, by confidentiality agreements with employees, consultants, suppliers and others.  There can be no assurance that these agreements will not be breached or terminated, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known or be independently discovered by competitors.

Product liability lawsuits against us could cause us to incur substantial liabilities and to limit commercialization of any products that we may develop.

We face an inherent business risk of exposure to significant product liability and other claims in the event that the use of our prior or future products causes, or is alleged to have caused, adverse effects.  Furthermore, our products may cause, or may appear to have caused, adverse side effects (including death) or potentially dangerous drug interactions that we may not learn about or understand fully until the drug has been administered to patients for some time.  The withdrawal of a product following complaints and/or incurring significant costs, including the requirement to pay substantial damages in personal injury cases or product liability cases, could have a material adverse effect on our business, financial condition and results of operations and could cause the market value of our common stock to decline.

Prior to the introduction of Anatabloc®, our Anatabloc® cosmetics and CigRx®, we obtained product liability insurance for these products as dietary supplements and as cosmetics. This insurance covers claims arising from product defects or claims arising out of the sale, distribution and marketing of our Anatabloc ®, Anatabloc ® cosmetics and CigRx ® products. In 2014, a purported class action was filed with respect to the purchase of our Anatabloc ® product.  In that case, the plaintiff seeks a refund on behalf of all persons purchasing our dietary supplement on the basis that the product was not effective despite claims allegedly asserted by our company. We have been advised by our insurance carrier that our product liability insurance does not cover the claims asserted in this action.

We are not, nor have we ever been, named as a defendant in any legal proceedings involving claims arising out of the sale, distribution, manufacture, development, advertising, marketing and claimed health effects relating to the use of our tobacco products. While we exited the tobacco business as of December 31, 2012, we could have claims asserted against us in connection with our prior manufacture and sale of such products.  While we believe the risk of being named a defendant in such a lawsuit is relatively low, we could be named as a defendant in such litigation, as there has been a noteworthy increase in the number of these cases pending.  Punitive damages, often in amounts ranging into the hundreds of millions, or even billions of dollars, are asserted in a number of these cases in addition to compensatory and other damages.  We currently do not have and do not believe that we can obtain insurance coverage for health-related claims arising from the use of tobacco products.  If, in the future, we are named as a defendant in any actions related to our smoked or smokeless tobacco products, we will not have insurance coverage for damages relating to any such claims, which could have a material adverse effect on our financial condition.

We have had substantial obligations under state laws adopted under the Master Settlement Agreement.

In November 1998, 46 states and the District of Columbia, or the “Settling States”, entered into the Master Settlement Agreement, or MSA, to resolve litigation that had been instituted against the major tobacco manufacturers.  We did not join the MSA but, while we manufactured and sold cigarette products, we were required to satisfy certain escrow obligations pursuant to statutes that the MSA required the Settling States to adopt in order for such states to receive the full benefits of the settlement.  We discontinued the sale of any cigarette products in June 2007 and we sold the rights, title and interest in and to all income from and reversionary interest in our MSA escrow accounts in May 2007.  Although we sold the rights in and to all income from and reversionary interest in the funds deposited into the MSA escrow accounts for sales through 2006, these MSA escrow funds remain in our name and the principal amount of these accounts will be available to satisfy portions of any state judgments or settlements for the type of claims asserted against the major tobacco manufacturers in the suits that resulted in the negotiation of the MSA, notwithstanding that we stopped selling cigarettes in 2007 and exited from the tobacco industry completely as of December 31, 2012.  Moreover, if such claims are successfully asserted in litigation against us in the future, the claims could exceed the amounts that have been deposited into escrow under the MSA which could adversely affect our operating income and cash flows.

S-13

Risks Related to our Common Stock

We have many potentially dilutive derivative securities outstanding and the issuance of these securities as well as future sales of our common stock could have a dilutive effect on current stockholders.

At May 31, 2015, we had outstanding options granted to directors, employees and consultants to purchase approximately 1,067,000 shares of our common stock, with a weighted-average exercise price of $52.93 per share, of which options for 761,000 shares were exercisable at May 31, 2015.  We also had outstanding warrants, exercisable for 1,189,671 shares of our common stock, with a weighted-average exercise price of $29.20 per share. Exercise of outstanding stock options or warrants would cause dilution, which could adversely affect the market price of our common stock.  If we issue additional shares of our common stock for sale (which has historically been our principal means of financing our operations) in connection with future financings, our stockholders could experience further dilution.

Our stock price has been and may continue to be volatile and an investment in our common stock could suffer a decline in value.

The trading price of the shares of our common stock has been, and may continue to be, highly volatile.  Our stock has traded at prices ranging from $2.25 to $28.50 for the period January 1, 2014 to March 31, 2015 (as adjusted for a reverse stock split effected on April 14, 2015).  We receive only limited attention from securities analysts and may experience an imbalance between supply and demand for our common stock resulting from our trading volumes.  The market price of our common stock may fluctuate significantly in response to a variety of factors, some of which are beyond our control, including the following:

•	announcements of new products, technological innovations, contracts, acquisitions, financings, corporate partnerships or joint ventures by us or our competitors;

•	the approval by the FDA and/or other regulatory agencies of any new pharmaceutical products we develop;

•	developments related to our patents or other proprietary rights;

•	negative regulatory action or regulatory approval with respect to our products or our competitors’ products; and

•	market conditions in the pharmaceutical industry in general.

The stock market from time to time, and in particular over the last several years, has experienced extreme price and volume fluctuations that have particularly affected the market prices for small companies, and which have often been unrelated to their operating performance or prospects for future operations.  These broad fluctuations may adversely impact the market price of our common stock. In addition, sales of substantial amounts of our common stock in the public market could lower the market price of our common stock.

We do not anticipate paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We have never paid cash dividends on our capital stock and we do not anticipate paying any cash dividends in the foreseeable future. You should not invest in us if you require dividend income. Any income from an investment in us would only come from a rise in the market price of our common stock, which is uncertain and unpredictable. We currently intend to retain our future earnings, if any, to fund the development and growth of our business and do not foresee payment of a dividend in any upcoming fiscal period. In addition, the terms of existing or any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

S-14

Provisions in our bylaws could discourage, delay or prevent a change of control of our company and may result in an entrenchment of management and diminish the value of our common stock.

Our bylaws provide that special meetings of the stockholders may be called at any time by our Chairman of the Board, our President, a majority of our Board of Directors or by the holders of at least a majority of the issued and outstanding shares of our stock issued and outstanding and entitled to vote.  These provisions may discourage, delay or prevent a merger, acquisition or other change of control that our stockholders may consider favorable. Such provisions could impede the ability of our common stockholders to benefit from a change of control and, as a result, could materially adversely affect the market price of our common stock and your ability to realize any potential change-in-control premium.

Risks Relating to this Offering

Purchasers will suffer immediate and substantial dilution as a result of this offering.

Purchasers of shares of our common stock offered by this prospectus will suffer immediate and substantial dilution of their investment. Purchasers in this offering will suffer immediate dilution of approximately $2.92 per share in the net tangible book value of the common stock based on net tangible book value as of March 31, 2015. See “Dilution” on page S-17 of this prospectus supplement for a more detailed discussion of the dilution purchasers will incur in this offering.

There may be future sales or other dilution of our equity which may adversely affect the market price of our common stock.

Except as described under “Plan of Distribution,” we are not restricted from issuing additional common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. We are offering 1,644,500 shares of common stock and an additional 1,233,375 shares of common stock upon the exercise of warrants. The issuance of additional shares of our common stock in this offering or other issuances of our common stock or convertible or other equity linked securities, including options and warrants, or otherwise, in connection with capital raising transactions, as payment of the consideration for acquisitions or for employee compensation or other purposes will dilute the ownership interest of our common stockholders.

As of May 31, 2015, we had 8,482,358 outstanding shares of common stock, which excludes the following as of May 31, 2015: (i) 1,019,000 shares of common stock issuable upon the exercise of outstanding stock options; (ii) 1,189,671 shares of common stock issuable upon the exercise of outstanding warrants with a weighted-average exercise price of $29.20 per share; (iii) 789,000 shares of common stock available for future stock award grants; and (iv) shares of common stock issuable upon exercise of warrants offered hereby.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering.

We have broad discretion as to the use of the net proceeds we receive from this offering and may not use them effectively.

We retain broad discretion to use the net proceeds from this offering of our common stock. Accordingly, you will have to rely upon the judgment of our management with respect to the use of those net proceeds. Our management may spend a portion or all of the net proceeds we receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business.

S-15

Use of Proceeds

We estimate that the net proceeds from the sale of units in this offering will be approximately $3.242 million after deducting placement agent fees and our estimated expenses related to the offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual number of units sold, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amount set forth above.

We intend to use the net proceeds of this offering to fund clinical development of our anatabine-based compounds, and for working capital and general corporate purposes.

The amounts and timing of our actual expenditures for development of our anatabine-based compounds will depend on numerous factors, including the progress of our clinical trials and other development efforts for our anatabine-based compounds and other factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

dividend policy

We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

S-16

dilution

Purchasers of units offered by this prospectus supplement and the accompanying prospectus will experience an immediate dilution in the net tangible book value of their common stock from the price paid in the offering. Our net tangible deficit as of March 31, 2015 was approximately $(9,745,000), or approximately $(1.20) per share of common stock. Net tangible book value per share of our common stock is equal to our net tangible assets (stockholders’ equity less intangible assets) divided by the number of shares of our common stock issued and outstanding as of March 31, 2015.

Dilution per share represents the difference between the public offering price per unit and the adjusted net tangible book value per share of our common stock after giving effect to this offering. After reflecting the sale in this offering of 1,644,500 shares of our common stock at the public offering price of $2.25 per share, less placement agent fees and estimated offering expenses, our adjusted net tangible book deficit as of March 31, 2015 would have been approximately $(6,503,000), or $(0.67) per share of common stock. This represents an immediate increase in net tangible book value of $0.53 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.92 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis:

Public offering price per unit		$2.25
Net tangible book deficit per share as of March 31, 2015	$(1.20)
Increase in net tangible book value per share attributable to the offering	$0.53
As adjusted net tangible book deficit per share after giving effect to the offering		$(0.67)
Dilution in net tangible book value per share to new investors in this offering		$2.92

The number of shares of our common stock to be outstanding immediately after this offering is based on 8,111,700 shares of our common stock outstanding as of March 31, 2015. The number of shares outstanding as of March 31, 2015, excludes the shares of common stock issuable upon exercise of the warrants being offered by us in this offering and also excludes, as of such date:

•	1,019,000 shares of common stock issuable upon exercise of stock options outstanding as of March 31, 2015, at a weighted exercise price of $52.93 per share;

•	789,000 shares of our common stock reserved for future issuance under our 2008 incentive award plan, as amended;

•	1,119,840 shares of common stock issuable upon exercise of warrants outstanding as of March 31, 2015, at a weighted average exercise price of $29.20 per share; and

•	units, each consisting of a share of our common stock and a warrant to purchase a share of our common stock, issuable upon the optional conversion of any amount loaned to us under a credit facility under which we have borrowed $350,000 at a conversion price of $1.00 per unit.

To the extent options or warrants outstanding as of March 31, 2015 have been or may be exercised or other shares have been issued, there may be further dilution to investors. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-17

Description of CAPITAL STOCK

In this offering, we are offering a maximum of 1,644,500 units, each consisting of (i) one share of our common stock and (ii) a warrant to purchase 0.75 shares of our common stock at an exercise price of $2.83 per share.

Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. This prospectus supplement also relates to the offering of shares of our common stock issuable upon exercise, if any, of the warrants.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock – Common Stock” starting on page 3 of the accompanying prospectus.

Warrants

The material terms and provisions of our outstanding warrants are described under the caption “Description of Capital Stock – Warrants” starting on page 5 of the accompanying prospectus.

The following is a brief summary of the material terms of the warrants and is subject in all respects to the provisions contained in the warrants. The forms of warrants are being filed with a Current Report on Form 8-K and reference is made thereto for a complete description of the warrants.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $2.83 per share of common stock being purchased. If we, at any time while the warrants are outstanding, pay a stock dividend on our common stock or otherwise make a distribution on any class of capital stock that is payable in shares of our common stock, subdivide outstanding shares of our common stock into a larger number of shares or combine the outstanding shares of our common stock into a smaller number of shares, then, the number, class and type of shares available under the warrants and the exercise price will be correspondingly adjusted to give the holder of the warrants, on exercise for the same aggregate exercise price, the total number, class, and type of shares or other property as the holder would have owned had the warrants been exercised prior to the event and had the holder continued to hold such shares until the event requiring adjustment.

Exercisability. Holders may exercise the warrants beginning on the date that is six months after the date of original issuance and at any time up to the date that is 5 years from the initial date that the warrants become exercisable.

Cashless Exercise. If at any time during the warrant exercisability period the issuance of shares of our common stock upon exercise of the warrant is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the warrants (in whole or in part) by having the holder surrendering the warrants to us, together with delivery to us of a duly executed exercise notice, canceling a portion of the warrant in payment of the purchase price payable in respect of the number of shares of our common stock purchased upon such exercise.

Transferability. The warrants may be transferred at the option of the warrant holder upon surrender of the warrants with the appropriate instruments of transfer.

Exchange Listing. We do not plan on making an application to list the warrants on The NASDAQ Capital Market, any national securities exchange or other nationally recognized trading system.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

S-18

Extraordinary Transactions. If we (i) effect any merger or consolidation with or into another person, (ii) effect any sale of all or substantially all of our assets in one or a series of related transactions, (iii) complete any tender offer or exchange offer pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, with respect to holders of 50% or more of our outstanding common stock, (iv) we effect any reclassification of our common stock or any compulsory share exchange pursuant to which our common stock is effectively converted into or exchanged for other securities, cash or property, or (v) we consummate a stock sale or other business combination with respect to more than 50% of our outstanding shares of common stock, then the warrant will become the right thereafter to receive, upon exercise, the same amount and kind of securities, cash or property as the holder would have been entitled to receive upon the occurrence of such extraordinary transaction if it had been, immediately prior to such extraordinary transaction, the holder of the number of shares then issuable upon exercise in full of the relevant warrant in lieu of common stock.

Anti-Dilution Rights. For a period of six months following the issuance of the warrants, the warrants will contain full ratchet anti-dilution protection upon the issuance of any common stock, securities convertible into common stock or certain other issuances at a price below the then-existing exercise price of the warrants, with certain exceptions.

Limits on Exercise of Warrants. Except upon at least 61 days’ prior notice from the holder to us, the holder will not have the right to exercise any portion of the warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock (including securities convertible into common stock) outstanding immediately after the exercise.

S-19

PLAN OF DISTRIBUTION

Pursuant to a Placement Agent Agreement between us and Maxim Group LLC, dated June 16, 2015, we have engaged Maxim Group LLC to act as the placement agent in connection with this offering. The placement agent is not purchasing or selling any of the units we are offering by this prospectus supplement, and are not required to arrange the purchase or sale of any specific number of units or dollar amount, but the placement agent has agreed to use “reasonable best efforts” to arrange for the sale of the units offered hereby.

The placement agent agreement provides that the obligations of the placement agent are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

The placement agent proposes to arrange for the sale of the shares we are offering pursuant to this prospectus supplement to one or more investors through a securities purchase agreement directly between the purchasers and us. All of the shares will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the shares we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the shares will be completed on or around the date indicated on the cover page of this prospectus supplement.

Commissions and Expenses

We will pay the placement agent a placement agent fee equal to 7% of the gross proceeds of this offering.  The following table shows the per share and total placement agent fee we will pay to the placement agent in connection with the sale of the units offered hereby, assuming the purchase of all of the securities we are offering.

Per Unit	$0.16
Total	$259,008.75

We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fee, will be approximately $199,000. After deducting the placement agent fee due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3.242 million.

We have granted the placement agent a right of first refusal to act as sole lead managing underwriter or placement agent for any public or private offering of equity, equity-linked or debt securities by us, other than registered offerings pursuant to our Sales Agreement and private placements of equity, equity-linked and debt securities in which the Company does not engage a placement agent.  This right of first refusal extends for twelve (12) months from the date of this prospectus supplement. We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act of 1933. We have also agreed to contribute to payments the placement agent may be required to make in respect to such liabilities.

We, along with our executive officers and directors on the date hereof, have agreed to certain lock-up provisions with regard to future sales of our common stock for a period of 90 days after the offering. See “Lock-Up Agreements.”

Lock-Up Agreements

We and our executive officers and directors have agreed, subject to certain exceptions, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, including, with respect to the Company, the filing of a registration statement with the SEC in respect thereof, for 90 days after the date of this prospectus supplement.

S-20

The foregoing restrictions with respect to us do not apply to:

•	securities offered in this offering;

•	the issuance of restricted common stock, restricted stock units or options to acquire common stock pursuant to our employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof;

•	the issuance of common stock pursuant to exercises of options, warrants or rights or vesting of restricted stock units outstanding on the date hereof;

•	any shares of common stock, or securities convertible into or exercisable or exchangable for shares of common stock, issued pursuant to any agreement existing on the date hereof or any strategic partnership, joint venture, acquisition, merger collaboration, lending or other contractual arrangement or in connection with the acquisition or license by us of any business, products or technologies; and

•	any shares of common stock, or securities convertible into or exercisable or exchangable for shares of common stock, issued pursuant to a private placement to a strategic investor in which the purchaser agrees to be subject to restrictions on transfer of such purchased securities substantially similar to those described above for our executive officers and directors.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “RCPI.”

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by their respective affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s websites and any information contained in any other websites maintained by the placement agent is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and securities purchase agreements. A copy of the placement agent agreement and the form of securities purchase agreement with the investors are included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-22.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

•	must not engage in any stabilization activity in connection with our securities; and

S-21

•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed their participation in the distribution.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. Lowenstein Sandler LLP acted as counsel to the placement agent in connection with this offering.

Experts

Cherry Bekaert LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on their report given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 12, 2015;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on May 12, 2015;

S-22

•	our Current Reports on Form 8-K filed with the SEC on January 16, 2015, January 30, 2015, February 25, 2015, March 23, 2015, April 8, 2015, April 13, 2015, April 20, 2015, May 27, 2015, June 10, 2015 and June 15, 2015;

•	the portions of our definitive proxy statement that are deemed filed pursuant to Section 14 of the Exchange Act in connection with our 2015 Annual Meeting of Stockholders filed with the SEC on March 13, 2015; and

•	the description of our capital stock as set forth in our Registration Statement on Form 8-A/A filed pursuant to Section 12(b) of the Exchange Act, filed with SEC on June 21, 2001, and any amendment or report updating that description, as supplemented by the “Description of Capital Stock” on page S-18 of this prospectus supplement.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Rock Creek Pharmaceuticals, Inc.
Attn: Investor Relations
2040 Whitfield Avenue, Suite 300
Sarasota, Florida 34243
(844) 727-0727

You can also find these filings on our website at www.rockcreekpharma.com. The information on our website is not incorporated by reference into this prospectus.

You should not assume that the information in this prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

S-23

Rock Creek Pharmaceuticals, Inc.

$50,000,000

Common Stock
Preferred Stock
Warrants
Stock Purchase Contracts
Stock Purchase Units

We may offer and sell from time to time up to $50 million of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings. This prospectus provides you with a general description of the securities we may offer.

Each time securities are sold using this prospectus, we will provide a supplement to this prospectus and possibly other offering material containing specific information about the offering and the terms of the securities being sold, including the offering price. The supplement or other offering material may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, the supplement, any other offering material and the information incorporated by reference carefully before you invest.

We may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Our common stock is traded on The Nasdaq Capital Market under the symbol “RCPI.” The aggregate market value of our common stock held by non-affiliates is approximately $43.1 million based on the closing price of one share of our common stock on The Nasdaq Capital Market of $0.27 per share on January 12, 2015. We have sold no shares of our common stock pursuant to General Instruction I.B.6 of Form S-3 during the twelve-month period preceding the date of this prospectus.

Investing in our securities involves risks. Please read carefully the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, in any applicable prospectus supplement and/or other offering material and in such other documents as we refer you to in any prospectus supplement for a discussion of certain risks that prospective investors should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2015.

about this prospectus

Unless the context otherwise requires, in this prospectus, “our company,” “the Company,” “we,” “us,” and “our” refer to Rock Creek Pharmaceuticals, Inc. (f/k/a Star Scientific, Inc.) and its consolidated subsidiaries, Star Tobacco, Inc. and RCP Development, Inc. (f/k/a Rock Creek Pharmaceuticals, Inc.).

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement and/or other offering material may also add, update or change information contained or incorporated by reference in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, in any prospectus supplement and in any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have tried, whenever possible, to identify these forward-looking statements using words such as “anticipates,” “believes,” “estimates,” “continues,” “likely,” “may,” “opportunity,” “potential,” “projects,” “will,” “expects,” “plans,” “intends” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, without limitation, the challenges inherent in new product development initiatives, the effect of any competitive products, our ability to license and protect our intellectual property, our ability to raise additional capital in the future that is necessary to maintain our business, changes in government policy and/or regulation, potential litigation by or against us, any governmental review of our products or practices, the outcome of ongoing investigations, and related items discussed herein and in the documents incorporated by reference herein.

Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus.

See an additional discussion under “Risk Factors” beginning on page 2 of this prospectus, and other factors detailed from time to time in our other filings with the SEC. These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

ii

ROCK CREEK PHARMACEUTICALS, INC.

Our Business

In recent years, we have engaged primarily in the sale of dietary supplements and related cosmetic products, and in pursuing ongoing research and development of related dietary supplements and pharmaceutical products. In December 2013, we received a warning letter from the U.S. Food and Drug Administration (the “FDA”) indicating the dietary supplement products required the filing of a New Dietary Ingredient Notification (“NDIN”) to be legally marketed. In June 2014, we filed an NDIN with the FDA. On August 8, 2014, we determined to voluntarily suspend the sale of CigRx® and Anatabloc® for an indeterminate period of time, and at that time anticipated this would bring the FDA warning letter matter to a close. This action was taken in connection with an ongoing review of the extent to which our dietary supplement business, whether conducted by us or through future licenses and whether conducted in the United States (“U.S.”) or overseas, will impact our primary focus of developing pharmaceutical products from our anatabine-based compounds. On August 25, 2014, we received a response to the NDIN from the FDA. The letter indicated that the FDA considers anatabine, a principal ingredient in these products, to be a drug, because anatabine is intended to provide anti-inflammatory support, and is the subject of a previously filed Investigational New Drug Application (“INDA”). Based on the FDA position, we permanently exited the dietary supplement business in the U.S. However, we will continue to seek opportunities to license the product for overseas markets. All of our revenues, cost of goods sold, marketing and sales, inventory and manufacturing machinery related to the dietary supplement business were accounted for as discontinued operations effective September 2014, since we exited the U.S. market. The FDA notified us in a close out letter dated October 21, 2014 that the FDA has completed its evaluation of our corrective actions in response to the warning letter issued on December 24, 2013. In this notification, the FDA stated that, based on its evaluation, we have addressed the putative violations in the warning letter.

We historically have focused on utilizing certain alkaloids found in the Solanacea family of plants, which includes potatoes, tomatoes, and eggplants, initially to address issues related to the desire to smoke or use other traditional tobacco products. More recently, we have concentrated on the anti-inflammatory aspects of one of those alkaloids, anatabine. We also expect that, by leveraging the underlying science and clinical data accumulated by us in relation to our existing products, we will focus our operations on the research and development of drug candidates. We expect much of these research and development efforts will initially focus on developing our anatabine based compounds as potential drug candidates. Our subsidiary, RCP Development, also has been involved in the development of a cosmetic line of products that utilizes our anatabine based compound to improve the appearance of the skin. We introduced Anatabloc® Facial Crème in September 2012 and related line extensions in 2013. From the introduction of Anatabloc® to the date of its discontinuance in the U.S. market, our revenues were derived almost exclusively from the sale of our anatabine based dietary supplement products and, more particularly, Anatabloc®. We do not expect to recognize any revenues related to our drug development initiatives in the foreseeable future.

Regulatory and Development Update

On January 30, 2015, we announced that the United Kingdom’s Medicines Healthcare Products Regulatory Agency (MHRA) approved our clinical trial application (CTA) to commence a Phase I study of our lead compound, Anatabine Citrate. Our Phase I trial is comprised of a three part study to determine the pharmacokinetic profiles of selected modified release formulation prototypes and to evaluate safety and tolerability in healthy subjects. Parts one and two (with part two being optional) will both enroll 14 healthy subjects and are designed as open-label, non-controlled, single-dose studies of six different formulations with each dose separated by 7-14 days. The 6 drug formulations planned for testing in part one differ from each other in terms of dose and duration of action. Testing each in turn will allow determination of which formulations have the most acceptable release and safety profiles. Part three is a double-blind, placebo-controlled, seven day multiple dose study of the optimal formulation in healthy subjects. As per the trial design, outcome measures will focus primarily on overall safety and tolerability through physical examination, vital signs, clinical chemistry, hematology, urinalysis and observation of adverse events (AE). Secondary outcome measures will include standard pharmacokinetics (PK) parameters and also pharmacodynamic (PD) assessment, specifically measuring the impact of the drug on inflammatory processes.

As of February 4, 2015, our INDA filed with the FDA remained on clinical hold.  We have completed additional studies suggested by the FDA and are reviewing those internally prior to filing a response.

Capital Resources; Need for Additional Capital

On January 28, 2015, we entered into a Securities Purchase and Registration Rights Agreement (the “Purchase Agreement”) with seven accredited investors, pursuant to which we issued and sold to such investors in a private placement a total of 5,066,825 shares of our common stock, at a purchase price of $0.15 per share, and warrants to purchase up to a total of 4,208,414 shares of common stock (the “Warrants”). The Warrants, which have an exercise price of $0.15 per share, are generally exercisable beginning on January 28, 2015, and expire on January 27, 2022. An aggregate of 3,350,000 shares sold in the private placement were issued pursuant to, and as a condition of, the exercise of previously issued warrants to purchase our common stock held by certain of the investors at an amended exercise price of $0.15 per share. An aggregate of $760,023 was raised in the private placement, including $300,000 of which was paid to us as an advance on December 30, 2014. The Purchase Agreement grants customary resale registration rights with respect to the shares sold in the private placement.

We previously entered into a Loan Agreement with John J. McKeon (“Lender”), dated March 12, 2014, as amended on August 8, 2014 (as amended, the “Loan Agreement”), under which we were granted the right, upon the terms and conditions specified in the Loan Agreement, to borrow from Lender up to a maximum aggregate amount of $5.8 million. In December 2014, following discussions between us and Lender regarding our liquidity needs, Lender made an advance to us in the amount of $350,000 (the “Advance”) under the Loan Agreement. At such time, Lender expressed a desire that the Loan Agreement be amended to, among other things, decrease the conversion price of loans made under the Loan Agreement, including the conversion price of the Advance. We agreed to take such request under consideration, but no amendment was ultimately agreed upon by us and Lender, and Lender thereafter informally indicated to us that no further advances would be available under the Loan Agreement in the absence of an amendment. As disclosed in a Form 8-K filed by us on January 30, 2015, we have treated the Advance as a loan under the Loan Agreement and have issued to Lender a promissory note in the aggregate principal amount of $350,000, with such note being in the form specified in the Loan Agreement previously filed as Exhibit 10.1 to our Form 10-Q filed on May 12, 2014. In view of this dispute and oral communications from Lender indicating that Lender would not make additional funds available under the Loan Agreement as currently in effect, we believe that it is unlikely that Lender will make additional advances available to us under the Loan Agreement.

As disclosed in a Form 8-K filed by us on January 30, 2015, we believe that, after giving effect to the private placement that closed on January 28, 2015 (as described above) but without giving effect to any sales under the At Market Issuance Sales Agreement that we entered into with MLV & Co. LLC on December 15, 2014 (which is referred to herein as the “sales agreement”), we will have sufficient funds to support our operations only through approximately the end of February 2015. Although we currently anticipate that we could satisfy a portion of our funding requirements after such date through sales under the sales agreement, such sales may be insufficient to fund the anticipated scope of our operations, and we will likely need to seek additional funding to support our operations, whether through debt financing, additional equity offerings, strategic transactions (such as licensing or borrowing against intellectual property) or otherwise. Also, as disclosed above and in the Form 8-K filed by us on January 30, 2015, we do not believe that additional funds will be available to us under the Loan Agreement with John J. McKeon.

As of February 4, 2015, we are continuing to explore a variety of potential financing options in addition to the sales agreement, including additional private placements and financing transactions that would leverage our intellectual property. There can be no assurance that we will be successful in obtaining such additional funding on commercially favorable terms, if at all. We will also likely continue to delay the payment of various payables and outstanding obligations (including severance payments to former executives) in order to conserve cash until additional funding becomes available, and one executive has indicated that he may file a lawsuit against us to enforce his severance rights under his separation agreement in the absence of a mutually satisfactory alternative arrangement. If we do not raise sufficient funding, we may be forced to curtail our clinical trials and product development activities and continue to defer such severance payments. To conserve cash resources, our Chief Executive Officer and President have elected to defer their salary beginning in December 2014 and continuing for the foreseeable future, and the members of our Board of Directors have elected to defer their board fees and compensation. If we are unable to raise additional capital (including through the exercise of outstanding warrants or through private placements of our securities, each of which has been a primary source of our financing in the past), our operations will be materially adversely affected, our scope of operations may need to be materially reduced, and our clinical trials may need to be delayed.

Corporate Information

Our principal executive offices are located at 2040 Whitfield Avenue, Suite 300, Sarasota, Florida 34243, and our telephone number is (844) 727-0727. Our website is www.rockcreekpharmaceuticals.com. The information contained on our website is not incorporated by reference into this prospectus, and such information should not be considered to be part of this prospectus.

1

Risk Factors

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

2

ratio of earnings to fixed charges

The following table shows our ratio of earnings to fixed charges(1) for the periods presented:

Nine Months Ended	Years Ended December 31,
September 30, 2014	2013	2012	2011	2010	2009
—	—	—	—	—	—

(1)	Our earnings were inadequate to cover fixed charges for the years ended December 31, 2013, 2012, 2011, 2010 and 2009 by $33.2 million, $18.1 million, $35.9 million, $25.6 million and $17.4 million, respectively, and by $28.0 million for the nine months ended September 30, 2014.

For purposes of calculating these ratios, earnings consist of pre-tax income from continuing operations and fixed charges. Fixed charges consist of interest expensed and capitalized; amortized premiums, discounts and capitalized expenses related to debt; and estimated interest within rental expense.

We did not have any preferred stock outstanding and we did not pay or accrue any preferred stock dividends during the periods presented above.

Use of Proceeds

We will describe the use of the net proceeds from the sales of the securities in the applicable prospectus supplement.

description of capital stock

General

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation, which has been publicly filed with the SEC. See “Where You Can Find More Information.”

Our authorized capital stock consists of:

•	314,800,000 shares of common stock, $0.0001 par value; and

•	100,000 shares of preferred stock, $0.0001 par value.

Common Stock

As of January 29, 2015, there were 198,114,060 shares of our common stock outstanding and held of record by 597 stockholders. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our stockholders. Subject to any preferences that may be applicable to any preferred stock issued in the future, the holders of our common stock are entitled to receive ratably any dividends that may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the prior distribution rights of any preferred stock then outstanding. Our common stock has no preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

3

Preferred Stock

We currently have no outstanding shares of preferred stock. We are authorized to issue 100,000 shares of “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to fix the designations, powers, including voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

If we offer preferred stock, we will file the terms of the preferred stock with the SEC and the prospectus supplement and/or other offering material relating to that offering will include a description of the specific terms of the offering, including any of the following applicable terms:

•	the series, the number of shares offered and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	decreasing the amount of earnings and assets available for distribution to holders of common stock;

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

4

•	delaying, deferring or preventing a change in control of our company.

Warrants

As of January 29, 2015, there were outstanding warrants to purchase 27,995,993 shares of our common stock. The warrants contain customary anti-dilution and net issuance provisions and are not callable by us.

Anti-Takeover Provisions

Some provisions of Delaware law, our Tenth Amended and Restated Certificate of Incorporation (as amended) and our Bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 100,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholders Not Entitled to Cumulative Voting

Our Tenth Amended and Restated Certificate of Incorporation (as amended) does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Liability Limitations and Indemnification

Tenth Amended and Restated Certificate of Incorporation (as amended)

Our Tenth Amended and Restated Certificate of Incorporation (as amended) provides that a director of our company shall not be personally liable to our company or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except for liability (a) for any breach of the director’s duty of loyalty to our company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law (“DGCL”), or (d) for any transaction from which the director derived an improper personal benefit. Our Tenth Amended and Restated Certificate of Incorporation further provides that, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, our company shall indemnify all persons whom it may indemnify pursuant thereto as to action in his official capacity and as to action in another capacity while holding such office, with respect to any expenses, liabilities or other matters referred to in or covered by such action.

5

Bylaws

Our Bylaws provide for indemnification of directors and, if authorized by our board of directors, officers, employees and agents and any and all persons whom the board of directors has the power to indemnify to the full extent and in the manner permitted by the DGCL.

Indemnification Agreements

In addition to the indemnification required in our Tenth Amended and Restated Certificate of Incorporation (as amended) and Bylaws, we have entered into indemnification agreements with each of our directors. These agreements provide for the indemnification of such directors, subject to certain conditions and exclusions, against certain costs actually and reasonably incurred in connection with an action, suit, proceeding or investigation to which such director is a party or is threatened to be made a party by reason of the fact that such person is or was a director. The director must have acted in good faith and in a manner the director reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. We also agreed, under the indemnification agreements, to advance expenses reasonably incurred by these directors in connection with a proceeding provided the applicable director agrees to repay the advance to the extent that it is determined that such director is not entitled to be indemnified by us. These rights of indemnification and to receive advancement of expenses are not exclusive of any other rights to which such directors are entitled. In addition, such rights shall continue, under certain circumstances, after the term of such directors’ service to us has ended.

Liability Insurance

We maintain directors’ and officers’ insurance coverage for our directors and officers.

Delaware Law

Section 145 of the DGCL, which was adopted by our company as described above, provides that a corporation may indemnify any persons, including officers and directors, who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation, such as our company, may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify him against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

6

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Trading

Our common stock is listed on The Nasdaq Capital Market under the symbol “RCPI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services. The transfer agent’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights MN 55120-4100, and its telephone number is (800) 468-9716.

description of warrants

We may issue warrants for the purchase of preferred stock, common stock or other securities. Warrants may be issued independently or together with preferred stock or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•	the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•	the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•	the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

7

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with provisions described in the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase preferred stock, common stock or other securities, holders of such warrants will not have any of the rights of holders of preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

8

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

If we issue stock purchase units where debt obligations of third parties are used as security for your obligations to purchase or sell shares of common stock or preferred stock or other securities, we will include in the prospectus supplement and/or other offering material relating to the offering information about the issuer of the debt securities. Specifically, if the issuer has a class of securities registered under the Exchange Act is either eligible to register its securities on Form S-3 under the Securities Act of 1933 or meets the listing criteria to be listed on a national securities exchange, we will include a brief description of the business of the issuer, the market price of its securities and how you can obtain more information about the issuer. If the issuer does not meet the criteria described in the previous sentence, we will include substantially all of the information that would be required if the issuer were making a public offering of the debt securities.

PLAN OF DISTRIBUTION

We may sell securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, the name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and/or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

9

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

10

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on The Nasdaq Capital Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The Nasdaq Capital Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.

Experts

Cherry Bekaert LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on their report given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information regarding the operation of the Public Reference Room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

11

We are “incorporating by reference” specified documents that we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we are disclosing important information to you by referring you to those documents; and

•	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the registration statement on Form S-3 filed under the Securities Act with respect to securities offered by this prospectus and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 17, 2014, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 12, 2014; our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 11, 2014, as amended by Amendment No. 1 on Form 10-Q/A filed with the SEC on August 18, 2014; and our Quarterly Report on Form 10-Q for the quarter ended September 30, 3014 filed with the SEC on November 10, 2014;

•	our Current Reports on Form 8-K filed with the SEC on January 2, 2014, February 14, 2014, April 7, 2014, May 2, 2014, May 23, 2014, June 4, 2014, June 26, 2014, July 11, 2014, August 6, 2014, November 3, 2014, November 25, 2014, December 11, 2014, January 16, 2015, and January 30, 2015;

•	the description of our common stock as set forth in our Registration Statement on Form 8-A/A filed pursuant to Section 12(b) of the Exchange Act, filed with SEC on June 21, 2001, and any amendment or report updating that description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.

Information in this prospectus supersedes related information in the documents listed above, and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

We will promptly provide, without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

12

Rock Creek Pharmaceuticals, Inc.
Attn: Investor Relations
2040 Whitfield Avenue, Suite 300
Sarasota, Florida 34243
(844) 727-0727

You can also find these filings on our website at www.rockcreekpharmaceuticals.com. The information on our website is not incorporated by reference into this prospectus.

You should not assume that the information in this prospectus, any prospectus supplement and/or other offering material, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus, any prospectus supplement and/or other offering material, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since that date.

13